Exhibit 10.47

Vertex Pharmaceuticals Annual Non-Employee Board Compensation

Annual Retainer	$100,000

Committee Chair Compensation
Audit & Finance Committee Chair	$30,000 annual retainer
Management Development & Compensation Committee Chair	$25,000 annual retainer
Corporate Governance & Nominating Committee Chair	$20,000 annual retainer
Science & Technology Committee Chair	$20,000 annual retainer

Committee Membership Fee (Non Chairs)
Audit & Finance Committee Member	$15,000 annual retainer
Management Development & Compensation Committee Member	$12,500 annual retainer
Corporate Governance & Nominating Committee Member	$10,000 annual retainer
Science & Technology Committee Member	$10,000 annual retainer

Lead Independent Director Compensation	$40,000 annual retainer

Annual Equity Grants

On June 1 on each year of service, a $475,000 value-based award, comprised of restricted stock units ($275,000) and options ($200,000)
•   Options are fully vested upon grant
•   Restricted shares cliff vest on the 1 year anniversary of the grant date

Each of our non-employee directors is eligible to defer the cash and restricted stock portion of his/her compensation set forth above and elect to receive deferred stock units that convert to common stock in specified circumstances.